Exhibit 99.1

Contact:	Michael Bauer	Rick Fernandez
	Senior Director, Investor Relations	Director, Corporate Communications
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	678-597-7538	678-597-6988
	mbauer@manh.com	rfernandez@manh.com

Manhattan Associates Reports Record Revenue and Earnings

RPO Bookings Increase 37% over Prior Year on Strong Demand

Company Raises 2023 Full Year Guidance

ATLANTA – October 24, 2023 – Leading Supply Chain and Omnichannel Commerce Solutions provider Manhattan Associates Inc. (NASDAQ: MANH) today reported revenue of $238.4 million for the third quarter ended September 30, 2023. GAAP diluted earnings per share for Q3 2023 was $0.79 compared to $0.47 in Q3 2022. Non-GAAP adjusted diluted earnings per share for Q3 2023 was $1.05 compared to $0.66 in Q3 2022.

“We are pleased with our quarterly and year-to-date results. Solid demand for our industry leading cloud solutions and services drove record results on the top and bottom lines,” said Manhattan Associates president and CEO Eddie Capel.

“Manhattan’s business fundamentals are strong, and our commitment to delivering innovation to our customers across mission-critical commerce and supply chain systems remains resolute. While we remain appropriately cautious and anticipate continued volatility, we are very optimistic about our expanding market opportunities. We are raising our 2023 outlook across all metrics and are providing preliminary solid 2024 parameters,” Mr. Capel concluded.

THIRD QUARTER 2023 FINANCIAL SUMMARY:

•
Consolidated total revenue was $238.4 million for Q3 2023, compared to $198.1 million for Q3 2022.
o
Cloud subscription revenue was $65.0 million for Q3 2023, compared to $45.3 million for Q3 2022.
o
License revenue was $3.9 million for Q3 2023, compared to $6.4 million for Q3 2022.

o
Services revenue was $128.0 million for Q3 2023, compared to $103.4 million for Q3 2022.
•
GAAP diluted earnings per share was $0.79 for Q3 2023, compared to $0.47 for Q3 2022.

• Adjusted diluted earnings per share, a non-GAAP measure, was $1.05 for Q3 2023, compared to $0.66 for Q3 2022.

• GAAP operating income was $53.4 million for Q3 2023, compared to $36.8 million for Q3 2022.

• Adjusted operating income, a non-GAAP measure, was $72.5 million for Q3 2023, compared to $51.3 million for Q3 2022.

• Cash flow from operations was $58.6 million for Q3 2023, compared to $39.9 million for Q3 2022. Days Sales Outstanding was 71 days at September 30, 2023, compared to 70 days at June 30, 2023.

• Cash totaled $182.3 million at September 30, 2023, compared to $153.3 million at June 30, 2023.

• During the three months ended September 30, 2023, the Company repurchased 128,133 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors for a total investment of $25.1 million. In October 2023, our Board of Directors approved replenishing our remaining share repurchase authority to an aggregate of $75.0 million of our common stock.

NINE MONTH 2023 FINANCIAL SUMMARY:

•
Consolidated total revenue for the nine months ended September 30, 2023, was $690.5 million, compared to $569.0 million for the nine months ended September 30, 2022.
o
Cloud subscription revenue was $183.2 million for the nine months ended September 30, 2023, compared to $124.8 million for the nine months ended September 30, 2022.
o
License revenue was $13.0 million for the nine months ended September 30, 2023, compared to $19.9 million for the nine months ended September 30, 2022.

o
Services revenue was $368.7 million for the nine months ended September 30, 2023, compared to $294.3 million for the nine months ended September 30, 2022.
•
GAAP diluted earnings per share for the nine months ended September 30, 2023, was $2.05, compared to $1.43 for the nine months ended September 30, 2022.
•
Adjusted diluted earnings per share, a non-GAAP measure, was $2.72 for the nine months ended September 30, 2023, compared to $1.95 for the nine months ended September 30, 2022.
•
GAAP operating income was $151.0 million for the nine months ended September 30, 2023, compared to $108.0 million for the nine months ended September 30, 2022.
•
Adjusted operating income, a non-GAAP measure, was $204.6 million for the nine months ended September 30, 2023, compared to $152.2 million for the nine months ended September 30, 2022.
•
Cash flow from operations was $157.9 million for the nine months ended September 30, 2023, compared to $124.4 million for the nine months ended September 30, 2022.
•
During the nine months ended September 30, 2023, the Company repurchased 1,024,328 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors, for a total investment of $166.0 million.

2023 GUIDANCE

Manhattan Associates provides the following revenue, operating margin and diluted earnings per share guidance for the full year 2023:

	Guidance Range - 2023 Full Year
($'s in millions, except operating margin and EPS)	$ Range		% Growth Range

Total revenue - current guidance	$912	$916	19%	19%

Operating margin:
GAAP operating margin - current guidance	21.0%	21.3%
Equity-based compensation	7.9%	7.8%
Adjusted operating margin(1) - current guidance	28.9%	29.1%

Diluted earnings per share (EPS):
GAAP EPS - current guidance	$2.59	$2.61	28%	29%
Equity-based compensation, net of tax	0.98	0.98
Excess tax benefit on stock vesting(2)	(0.06)	(0.06)
Adjusted EPS(1) - current guidance	$3.51	$3.53	27%	28%

(1) Adjusted operating margin and adjusted EPS are non-GAAP measures that exclude the impact of equity-based compensation and related income tax effects.
(2) Excess tax benefit on stock vesting occurred primarily in the first quarter of 2023.

Manhattan Associates currently intends to publish in each quarterly earnings release certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward looking. Actual results may differ materially. See our cautionary note regarding “forward-looking statements” below.

Manhattan Associates will make this earnings release and published expectations available on the investor relations section of the Manhattan Associates website at ir.manh.com. Following publication of this earnings release, any expectations with respect to future financial performance contained in this release, including the guidance, should be considered historical only, and Manhattan Associates disclaims any obligation to update them.

CONFERENCE CALL

Manhattan Associates’ conference call regarding its third quarter 2023 financial results will be held today, October 24, 2023, at 4:30 p.m. Eastern Time. The Company will also discuss its business and expectations for the year and next quarter in additional detail during the call. We invite investors to a live webcast of the conference call through the Investor Relations section of the Manhattan Associates website at ir.manh.com. To listen to the live webcast, please go to the website at least 15 minutes before the call to download and install any necessary audio software. The Internet webcast will be available until Manhattan Associates’ fourth quarter 2023 earnings release.

GAAP VERSUS NON-GAAP PRESENTATION

Manhattan Associates provides adjusted operating income and margin, adjusted income tax provision, adjusted net income, and adjusted diluted earnings per share in this press release as additional information regarding the Company’s historical and projected operating results. These measures are not in accordance with, or alternatives to, GAAP, and may be different from similarly titled non-GAAP measures used by other companies. The Company believes the presentation of these non-GAAP financial measures facilitates investors’ ability to understand and compare the Company’s results and guidance, because the measures provide supplemental information in evaluating the operating results of its business, as distinct from results that include items not indicative of ongoing operating results, and because the Company believes its peers typically publish similar non-GAAP measures. This release should be read in conjunction with the Company’s Form 8-K earnings release filing for the three and nine months ended September 30, 2023.

Non-GAAP adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share exclude the impact of equity-based compensation – net of income tax effects. They also exclude the tax benefits or deficiencies of vested stock awards caused by differences in the amount deductible for tax purposes from the compensation expense recorded for financial reporting purposes. We include reconciliations of the Company’s GAAP financial measures to non-GAAP adjustments in the supplemental information attached to this release.

ABOUT MANHATTAN ASSOCIATES

Manhattan Associates is a global technology leader in supply chain and omnichannel commerce. We unite information across the enterprise, converging front-end sales with back-end supply chain execution. Our software, platform technology and unmatched experience help drive both top-line growth and bottom-line profitability for our customers.

Manhattan Associates designs, builds and delivers leading edge cloud solutions so that across the store, through your network or from your fulfillment center, you are ready to reap the rewards of the omnichannel marketplace. For more information, please visit www.manh.com.

This press release contains “forward-looking statements” relating to Manhattan Associates, Inc. Forward-looking statements in this press release include, without limitation, the information set forth under “2023 Guidance,” statements we make about market adoption of our cloud-based solution and other statements identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “project,” “estimate” and similar expressions. Prospective investors are cautioned that any of those forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by those forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by those forward-looking statements are: economic conditions, including inflation; disruption in the retail sector; delays in product development; competitive and pricing pressures; software errors and information technology failures, disruption and security breaches; disruption in the retail sector; risks related to our products’ technology and customer implementations; global instability, including the wars in Ukraine and the Middle East; and the other risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and in Item 1A of Part II in subsequent Quarterly Reports on Form 10-Q. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

###

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Cloud subscriptions	$65,033	$45,267	$183,196	$124,767
Software license	3,870	6,386	12,967	19,869
Maintenance	35,296	35,820	106,772	107,115
Services	127,965	103,425	368,744	294,284
Hardware	6,277	7,203	18,791	22,946
Total revenue	238,441	198,101	690,470	568,981
Costs and expenses:
Cost of cloud subscriptions, maintenance and services	111,142	95,691	322,914	266,482
Cost of software license	297	467	967	1,749
Research and development	33,093	29,375	95,487	84,754
Sales and marketing	17,650	15,742	54,278	47,881
General and administrative	21,371	18,392	61,561	54,963
Depreciation and amortization	1,440	1,664	4,247	5,157
Total costs and expenses	184,993	161,331	539,454	460,986
Operating income	53,448	36,770	151,016	107,995
Other income, net	1,739	1,612	2,923	4,593
Income before income taxes	55,187	38,382	153,939	112,588
Income tax provision	5,766	8,708	26,107	21,497
Net income	$49,421	$29,674	$127,832	$91,091

Basic earnings per share	$0.80	$0.47	$2.07	$1.45
Diluted earnings per share	$0.79	$0.47	$2.05	$1.43

Weighted average number of shares:
Basic	61,639	62,592	61,902	62,917
Diluted	62,310	63,165	62,501	63,483

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Reconciliation of Selected GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Operating income	$53,448	$36,770	$151,016	$107,995
Equity-based compensation (a)	19,030	14,533	53,598	44,209
Adjusted operating income (Non-GAAP)	$72,478	$51,303	$204,614	$152,204

Income tax provision	$5,766	$8,708	$26,107	$21,497
Equity-based compensation (a)	3,030	2,265	8,067	7,013
Tax benefit of stock awards vested (b)	218	3	3,454	4,386
Adjusted income tax provision (Non-GAAP)	$9,014	$10,976	$37,628	$32,896

Net income	$49,421	$29,674	$127,832	$91,091
Equity-based compensation (a)	16,000	12,268	45,531	37,196
Tax benefit of stock awards vested (b)	(218)	(3)	(3,454)	(4,386)
Adjusted net income (Non-GAAP)	$65,203	$41,939	$169,909	$123,901

Diluted EPS	$0.79	$0.47	$2.05	$1.43
Equity-based compensation (a)	0.26	0.19	0.73	0.59
Tax benefit of stock awards vested (b)	-	-	(0.06)	(0.07)
Adjusted diluted EPS (Non-GAAP)	$1.05	$0.66	$2.72	$1.95

Fully diluted shares	62,310	63,165	62,501	63,483

(a)
Adjusted results exclude all equity-based compensation to facilitate comparison with our peers and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. We do not receive a GAAP tax benefit for a portion of our equity-based compensation, mainly because of Section 162(m) of the Internal Revenue Code, which limits tax deductions for compensation granted to certain executives.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Cost of services	$7,643	$5,308	$21,337	$16,267
Research and development	4,141	3,126	11,711	9,740
Sales and marketing	1,878	1,508	5,333	4,460
General and administrative	5,368	4,591	15,217	13,742
Total equity-based compensation	$19,030	$14,533	$53,598	$44,209

(b)
Adjustments represent the excess tax benefits and tax deficiencies of the equity awards vested during the period. Excess tax benefits (deficiencies) occur when the amount deductible on our tax return for an equity award is more (less) than the cumulative compensation cost recognized for financial reporting purposes. As discussed above, we exclude equity-based compensation from adjusted non-GAAP results to be consistent with other companies in the software industry and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. Therefore, we also exclude the related tax benefit (expense) generated upon their vesting.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	September 30, 2023	December 31, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$182,312	$225,463
Accounts receivable, net of allowance of $5,367 and $6,009, at September 30, 2023 and December 31, 2022, respectively	183,377	166,767
Prepaid expenses and other current assets	27,170	23,145
Total current assets	392,859	415,375

Property and equipment, net	11,266	12,803
Operating lease right-of-use assets	19,976	17,794
Goodwill, net	62,228	62,230
Deferred income taxes	55,523	37,206
Other assets	31,143	24,770
Total assets	$572,995	$570,178

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$25,253	$25,701
Accrued compensation and benefits	67,187	54,469
Accrued and other liabilities	26,429	24,569
Deferred revenue	213,440	208,807
Income taxes payable	517	2,049
Total current liabilities	332,826	315,595

Operating lease liabilities, long-term	16,237	14,065
Other non-current liabilities	13,827	13,718

Shareholders' equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2023 and 2022	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized; 61,562,480 and 62,191,570 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	616	621
Retained earnings	238,315	253,711
Accumulated other comprehensive loss	(28,826)	(27,532)
Total shareholders' equity	210,105	226,800
Total liabilities and shareholders' equity	$572,995	$570,178

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2023	2022
	(unaudited)	(unaudited)
Operating activities:
Net income	$127,832	$91,091
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,247	5,157
Equity-based compensation	53,598	44,209
Loss (gain) on disposal of equipment	42	(20)
Deferred income taxes	(18,359)	(20,736)
Unrealized foreign currency loss (gain)	922	(2,933)
Changes in operating assets and liabilities:
Accounts receivable, net	(17,168)	(23,384)
Other assets	(7,747)	(9,190)
Accounts payable, accrued and other liabilities	13,477	20,743
Income taxes	(4,347)	(730)
Deferred revenue	5,362	20,195
Net cash provided by operating activities	157,859	124,402

Investing activities:
Purchase of property and equipment	(2,761)	(4,152)
Net cash used in investing activities	(2,761)	(4,152)

Financing activities:
Repurchase of common stock	(195,716)	(179,029)
Net cash used in financing activities	(195,716)	(179,029)

Foreign currency impact on cash	(2,533)	(7,872)

Net change in cash and cash equivalents	(43,151)	(66,651)
Cash and cash equivalents at beginning of period	225,463	263,706
Cash and cash equivalents at end of period	$182,312	$197,055

MANHATTAN ASSOCIATES, INC.

SUPPLEMENTAL INFORMATION

1. GAAP and adjusted earnings per share by quarter are as follows:

	2022					2023
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
GAAP Diluted EPS	$0.48	$0.49	$0.47	$0.60	$2.03	$0.62	$0.63	$0.79	$2.05
Adjustments to GAAP:
Equity-based compensation	0.19	0.20	0.19	0.21	0.79	0.23	0.25	0.26	0.73
Tax benefit of stock awards vested	(0.07)	-	-	-	(0.07)	(0.05)	-	-	(0.06)
Adjusted Diluted EPS	$0.60	$0.69	$0.66	$0.81	$2.76	$0.80	$0.88	$1.05	$2.72
Fully Diluted Shares	63,871	63,419	63,165	63,028	63,408	62,767	62,432	62,310	62,501

2. Revenues and operating income by reportable segment are as follows (in thousands):

	2022					2023
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Revenue:
Americas	$139,540	$151,996	$156,674	$155,674	$603,884	$170,759	$179,208	$186,564	$536,531
EMEA	32,151	31,614	31,843	33,330	128,938	39,658	40,902	41,204	121,764
APAC	7,265	8,314	9,584	9,099	34,262	10,596	10,906	10,673	32,175
	$178,956	$191,924	$198,101	$198,103	$767,084	$221,013	$231,016	$238,441	$690,470

GAAP Operating Income:
Americas	$21,393	$24,507	$22,914	$30,475	$99,289	$29,647	$32,326	$34,655	$96,628
EMEA	10,517	9,423	9,851	10,239	40,030	12,793	13,556	14,415	40,764
APAC	2,062	3,323	4,005	3,991	13,381	4,645	4,601	4,378	13,624
	$33,972	$37,253	$36,770	$44,705	$152,700	$47,085	$50,483	$53,448	$151,016

Adjustments (pre-tax):
Americas:
Equity-based compensation	$14,138	$15,538	$14,533	$15,152	$59,361	$16,640	$17,928	$19,030	$53,598
	$14,138	$15,538	$14,533	$15,152	$59,361	$16,640	$17,928	$19,030	$53,598

Adjusted non-GAAP Operating Income:
Americas	$35,531	$40,045	$37,447	$45,627	$158,650	$46,287	$50,254	$53,685	$150,226
EMEA	10,517	9,423	9,851	10,239	40,030	12,793	13,556	14,415	40,764
APAC	2,062	3,323	4,005	3,991	13,381	4,645	4,601	4,378	13,624
	$48,110	$52,791	$51,303	$59,857	$212,061	$63,725	$68,411	$72,478	$204,614

3. Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2022					2023
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Revenue	$(2,268)	$(4,568)	$(6,152)	$(5,124)	$(18,112)	$(3,084)	$104	$2,755	$(225)
Costs and expenses	(2,043)	(3,862)	(5,412)	(5,354)	(16,671)	(3,616)	(1,133)	1,033	(3,716)
Operating income	(225)	(706)	(740)	230	(1,441)	532	1,237	1,722	3,491
Foreign currency gains (losses) in other income	711	2,056	1,569	353	4,689	(810)	(516)	387	(939)
	$486	$1,350	$829	$583	$3,248	$(278)	$721	$2,109	$2,552

Manhattan Associates has a large research and development center in Bangalore, India. The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2022					2023
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Operating income	$470	$710	$1,166	$1,900	$4,246	$1,632	$1,222	$728	$3,582
Foreign currency gains (losses) in other income	809	2,085	1,713	738	5,345	(283)	(31)	812	498
Total impact of changes in the Indian Rupee	$1,279	$2,795	$2,879	$2,638	$9,591	$1,349	$1,191	$1,540	$4,080

4. Other income includes the following components (in thousands):

	2022					2023
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Interest income	$19	$92	$112	$373	$596	$969	$1,555	$1,371	$3,895
Foreign currency gains (losses)	711	2,056	1,569	353	4,689	(810)	(516)	387	(939)
Other non-operating income (expense)	8	95	(69)	102	136	(16)	2	(19)	(33)
Total other income (loss)	$738	$2,243	$1,612	$828	$5,421	$143	$1,041	$1,739	$2,923

5. Capital expenditures are as follows (in thousands):

	2022					2023
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Capital expenditures	$1,159	$1,084	$1,909	$2,435	$6,587	$666	$1,009	$1,086	$2,761

6. Stock Repurchase Activity (in thousands):

	2022					2023
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Shares purchased under publicly announced buy-back program	383	417	347	206	1,353	515	381	128	1,024
Shares withheld for taxes due upon vesting of restricted stock units	203	4	8	2	217	208	4	8	220
Total shares purchased	586	421	355	208	1,570	723	385	136	1,244

Total cash paid for shares purchased under publicly announced buy-back program	$49,965	$50,151	$50,000	$25,234	$175,350	$74,177	$66,769	$25,072	$166,018
Total cash paid for shares withheld for taxes due upon vesting of restricted stock units	27,143	528	1,242	197	29,110	27,511	658	1,529	29,698
Total cash paid for shares repurchased	$77,108	$50,679	$51,242	$25,431	$204,460	$101,688	$67,427	$26,601	$195,716

7. Remaining Performance Obligations

We disclose revenue we expect to recognize from our remaining performance obligations ("RPO"). Approximately 98% of our RPO represent cloud native subscriptions with a non-cancelable term greater than one year (including cloud-deferred revenue as well as amounts we will invoice and recognize as revenue from our performance of cloud services in future periods). Maintenance contracts are typically one year and not included in the RPO. Our RPO as of the end of each period appears below (in thousands):

	March 31, 2022	June 30, 2022	September 30, 2022	December 30, 2022	March 31, 2023	June 30, 2023	September 30, 2023
Remaining Performance Obligations	$809,540	$897,680	$969,603	$1,051,544	$1,153,404	$1,238,672	$1,324,861

8. The 2017 U.S. Tax Cuts and Jobs Act eliminated the expensing of research and development costs as incurred for tax purposes beginning in 2022.

This law changes the timing of cash tax payments, increasing near-term taxable income and payments, but normalizing over time as these expenses are amortized. Our income tax payments increased by approximately $26 million in 2022 due to this law change and we expect a similar negative impact for 2023. While there is still a possibility that legislation may be enacted that defers or eliminates the requirement to capitalize these costs, our current outlook factors in higher cash taxes as we will be required to make these payments, unless the existing law is amended. This legislation does not impact earnings per share, does not create any incremental expense obligation, and does not impact our ability to operationally grow cash flow.